As filed with the Securities and Exchange Commission on March 31, 1997
                                                      Registration No. 333-4026
     ________________________________________________________________________

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                   AMENDMENT NO. 1
                                         to
                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                                CITATION CORPORATION
               (Exact name of registrant as specified in its charter)

                    Delaware                             63-0828225
          (State or other jurisdiction                (I.R.S. Employer
         of incorporation or organization)         Identification Number)

                                Citation Corporation
                                2 Office Park Circle
                                      Suite 204
                             Birmingham, Alabama  35225
                                   (205) 871-5731
                      (Address of Principal Executive Offices)
                                     (Zip Code)

                    Mansfield Foundry Corporation 401(k)
                    Retirement Plan, HTC Acquisition Corporation
                    401(k) Retirement Plan, TSC Acquisition
                    Corporation 401(k) Retirement Plan, TSC
                    Acquisition Corporation Independent
                    Machinist Union 401(k) Retirement Plan, TSC
                    Acquisition Corporation International
                    Association of Machinists and Aerospace
                    Workers 401(k) Retirement Plan, Southern
                    Aluminum Castings Company 401(k) Retirement
                    Plan.

                                (Full title of Plans)

                                  T. Morris Hackney
                               Chairman of the Board,
                        President and Chief Executive Officer
                                Citation Corporation
                                2 Office Park Circle
                                      Suite 204
                             Birmingham, Alabama  35223
                                   (205) 871-5731
                       (Name and Address of Agent for Service)
            (Telephone Number, including Area Code, of Agent for Service)

                            _____________________________

      This Amendment to the Registration Statement shall become effective upon filing in accordance with Rule 462 of the Securities Act of 1933.
     ________________________________________________________________________

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents that will be sent or given to the Participants in the Mansfield Foundry Corporation 401(k) Retirement Plan, HTC Acquisition Corporation 401(k) Retirement Plan, TSC Acquisition Corporation 401(k) Retirement Plan, TSC Acquisition Corporation Independent Machinist Union 401(k) Retirement Plan, TSC Acquisition Corporation International Association of Machinists and Aerospace Workers 401(k) Retirement Plan, Southern Aluminum Castings Company 401(k) Retirement Plan pursuant to Rule 428(b) and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission.












































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
                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.   Incorporation of Documents by Reference

                    Citation Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

                    1. The Company's Prospectus filed pursuant to Rule 424(b) of the Act in connection with the Company's ____________, the Registration Statement (No. 333-06799) on Form S-4.

                    2. The Company's Prospectus filed pursuant to Rule 424(b) of the Act in connection with the Company's secondary offering of Common Stock, the Registration Statement (No. 33-95428) on Form S-3.

                    3. The Company's Prospectus filed pursuant to Rule 424(b) of the Act in connection with the Company's initial public offering of common stock, the Registration Statement (No. 33-79804) on Form S-1.

                    4. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended October 1, 1996.

                    5. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                    Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed documents which is also incorporated by reference herein) modified or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

          Item 4.   Description of Securities

          Not applicable.

          Item 5.   Interests of Named Experts & Counsel

          Not applicable.

          Item 6.   Indemnification of Directors & Officers

                    Section 145 of the Delaware General Corporation Law provides in general that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any suit or



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

     proceeding because such person is or was a director, officer, employee or agent of the corporation or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity, but only for expenses (including reasonable attorneys' fees) actually and reasonably incurred, may be provided in connection with an action or suit by or in the right of a corporation, provided that such person acted in good faith and in a manner such person believed to be in or not opposed to the best interest of the corporation and except that no indemnification may be made in respect of any claim as to which such person has been adjudged to be liable to the corporation unless and only to the extent that a court shall have determined, upon application, that, despite the adjudication of liability and in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                    Section 102(b)(7) of the Delaware General Corporation Law provides generally that a corporation may include a provision in its certificate of incorporation which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                    In general, section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act.


          Item 7.   Exemption From Registration Claimed

                    Not applicable.












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

          Item 8.   Exhibits

                    Exhibit Number      Description of Exhibit

                         5 The Registrant undertakes that it has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under the Employee Retirement Income Security Act of 1974, as amended.

                         23             Consent of Coopers & Lybrand L.L.P.

          Item 9.   Undertakings

               A.   The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                              arising after the effective date of the
                              registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected i the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3,


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

                    Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registrations statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from Registration by means of a post-effective amendment any of the securities offered hereby which remain unsold at the termination of the Offering.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
                    1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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
                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 27, 1997.

                                   CITATION CORPORATION

                                   BY: /s/ T. Morris Hackney
                                   T. Morris Hackney
                                   President and Chief Executive
                                   Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                    Date
     ---------------------    ---------------------         --------------

     /s/ T. Morris Hackney    Chairman of the Board,        March 27, 1997
     ---------------------    President and Chief
     T. Morris Hackney        Executive Officer

              *
     _____________________    Executive Vice President      March 27, 1997
     R. Conner Warren         and Director

              *
     _____________________    Director                      March 27, 1997
     Hugh G. Weeks

              *
     _____________________    Director                      March 27, 1997
     A. Derrill Crowe

              *
     _____________________    Director                      March 27, 1997
     William W. Featheringill

              *
     _____________________    Director                      March 27, 1997
     Frank B. Kelso, II
              *
     _____________________    Director                      March 27, 1997
     Van L. Richey


     *By: /s/ T. Morris Hackney
          T. Morris Hackney
          Chairman of the Board, President
          and Chief Executive Officer



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

          Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 27, 1997.

                                        Mansfield Foundry Corporation
                                        401(k) Retirement Plan, HTC
                                        Acquisition Corporation 401(k)
                                        Retirement Plan, TSC Acquisition
                                        Corporation 401(k) Retirement Plan,
                                        TSC Acquisition Corporation
                                        Independent Machinist Union 401(k)
                                        Retirement Plan, TSC Acquisition
                                        Corporation International
                                        Association of Machinists and
                                        Aerospace Workers 401(k) Retirement
                                        Plan, Southern Aluminum Castings
                                        Company 401(k) Retirement Plan.


                                        BY:  ______________________________
                                             Patty Ashbaugh
                                             Assistant Vice President and
                                             Trust Officer
                                             Bankers Trust of DesMoines,
                                             Iowa






























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
                                  INDEX TO EXHIBITS

          Exhibit No.         Document
          ------------        --------------------------------------------
          5                   The Registrant undertakes that it has
                              submitted or will submit the Plan and any amendments thereto to the Internal Revenue
                              Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under the Employee Retirement Income Security Act of 1974, as amended.

          23                  Consent of Coopers & Lybrand L.L.P.











































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